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                                  EXHIBIT 12.1

                  Computation of Ratios of Combined Earnings &
                      Preferred Stock Dividends to Earnings
                             (dollars in thousands)

                                                                               9 months             Fiscal Year
                                                                          Ended      Ended        Ended      Ended
                                                                         Jan. 2,    Dec. 27,     Jan. 1,    Jan. 2,
                                           FY96       FY97      FY98      1999       1997         2000       1999
                                           -----     ------   ------    --------   --------     --------   --------
Interest Expense(1)                        3,540     1,830     3,345      8,177      1,108       10,614     10,414
Estimated interest portion
  of rent expense                             62        55        66         74         48          110         91
                                             ---       ---       ---        ---        ---         ----        --
Fixed Charges                              3,602     1,885     3,411      8,251      1,157       10,723     10,505

Income (loss) before income tax           (1,460)    3,710     9,221     (1,561)     8,980       (4,719)    (1,320)
                                          -------   ------    ------     -------    ------       -------    -------
Earnings                                   2,142     5,595    12,632      6,690     10,137        6,004      9,185

Preferred stock dividend requirements(2)       0         0         0       (215)         0         (567)      (215)

Combined earnings & preferred stock
  dividends                                2,142     5,595    12,632      6,475     10,137        5,437      8,970

Ratio of combined earnings & preferred
  stock dividends to earnings               0.59      2.97      3.70       0.78       8.76         0.51       0.85


(1) INCLUDING AMORTIZATION OF DEFERRED
    FINANCING COSTS
(2) AFTER TAX

Earnings insufficiency                    (1,460)        0         0     (1,776)         0       (5,286)    (1,535)
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